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                 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                                          CUSIP NO. 359679 10 7

        NUMBER                                                       SHARES



                             FULL POWER GROUP, INC.

           AUTHORIZED COMMON STOCK: 50,000,000 SHARES - PAR VALUE $.001


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

                 - Shares of FULL POWER GROUP, INC. Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:


[SEAL]

            /s/ Richard C. O'Rourke                      /s/ George N. Falsone
               ----------------------                       --------------------
                           SECRETARY                               PRESIDENT